UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2005

GoRemote Internet Communications, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission	(IRS Employer
File Number)	Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 9, 2005, GoRemote Internet Communications, Inc. (“GoRemote”), iPass Inc. (“iPass”) and Keystone Acquisition Sub, Inc., a wholly owned subsidiary of iPass (“Merger Sub”), entered into a definitive Agreement of Merger (the “Merger Agreement”), under which Merger Sub will be merged with and into GoRemote (the “Merger”), with GoRemote surviving the Merger as a wholly owned subsidiary of iPass.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, iPass will acquire all of the outstanding shares of GoRemote’s common stock for a cash amount of $1.71 per share and all of the outstanding shares of GoRemote’s Series A preferred stock for a cash amount of $3.37 per share.  In addition, iPass will either assume GoRemote’s outstanding stock options according to the formulas contained in the Merger Agreement or replace those stock options with reasonably equivalent stock options with similar exercisability, vesting and vesting acceleration terms.  Finally, iPass will convert each outstanding warrant to purchase GoRemote’s Series A preferred stock into a cash amount equal to the number of shares subject to the warrant multiplied by the difference between $3.37 and the applicable exercise price.  The Merger will be taxable to GoRemote’s stockholders.

The Merger Agreement and Merger have been unanimously approved by GoRemote’s board of directors.  In addition, certain of GoRemote’s executive officers and directors and their affiliated funds, who together hold approximately 17.6% of the outstanding shares of GoRemote’s common stock, have agreed to vote their shares in favor of the Merger and against any proposal made in opposition to or in competition with the Merger.

The consummation of the Merger is subject to the approval of GoRemote’s stockholders, receipt of necessary approval under United States antitrust laws and other closing conditions set forth in the Merger Agreement.  Dates for the special meeting of GoRemote’s stockholders to vote on the Merger and closing of the Merger have not yet been determined.

The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  In connection with the Merger, iPass and GoRemote issued a joint press release, which is filed as Exhibit 99.1 hereto.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger.  In connection with the proposed Merger and required stockholder approval, GoRemote will file a proxy statement with the Securities and Exchange Commission (“SEC”).  The proxy statement will be mailed to the GoRemote stockholders.  GoRemote stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the proposed Merger.  GoRemote investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed by GoRemote with the SEC by going to GoRemote’s Investor Relations page on its corporate website at www.goremote.com.

Participants in Solicitation

GoRemote, iPass and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from GoRemote’s stockholders with respect to the proposed Merger.  Investors and security holders may obtain more detailed information regarding the interests of the participants by reading the proxy statement regarding the proposed Merger, which will be filed with the SEC.  Additional information about GoRemote’s executive officers and directors and their ownership of GoRemote common stock is set forth in the proxy statement for the GoRemote 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 31, 2005.  Additional information about iPass’s executive officers and directors is set forth in the proxy statement for the iPass Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2005.  These documents are available free of charge, or will be available free of charge when filed, at the SEC’s web site at www.sec.gov.

Cautionary Statement

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about GoRemote or iPass. The Merger Agreement contains representations and warranties that the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in GoRemote’s public disclosures.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement of Merger among iPass Inc., Keystone Acquisition Sub, Inc. and GoRemote Internet Communications, Inc. dated December 9, 2005.*

99.1	Press Release issued jointly by iPass Inc. and GoRemote Internet Communications, Inc. dated December 12, 2005.

*                 All schedules and exhibits (other than Exhibit A) to the Agreement of Merger have been omitted.  Copies of such schedules and exhibits will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoRemote Internet Communications, Inc.

Date: December 12, 2005	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement of Merger among iPass Inc., Keystone Acquisition Sub, Inc. and GoRemote Internet Communications, Inc. dated December 9, 2005.*

99.1	Joint Press Release issued by iPass Inc. and GoRemote Internet Communications, Inc. dated December 12, 2005.

*                 All schedules and exhibits (other than Exhibit A) to the Agreement of Merger have been omitted.  Copies of such schedules and exhibits will be furnished supplementally to the SEC upon request.